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                                                                    EXHIBIT 99.1

                                                               INVESTOR CONTACT:
                                                                Claudia Pieropan
                                                         Chief Financial Officer
                                                                  (949) 559-4444
                                                       www.hineshorticulture.com
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               HINES HORTICULTURE ACQUIRES LOVELL FARMS, NO. 1
                     SUPPLIER OF BEDDING PLANTS IN FLORIDA

        Purchase of leading Southeast grower significantly strengthens Hines' color business and adds critical piece to national footprint

Irvine, California - March 6, 2000 -- Hines Horticulture, Inc., (NASDAQ: HORT) today announced that it had completed the acquisition of Lovell Farms, Inc. ("Lovell"), a leading supplier of quality bedding and holiday plants in the southeastern United States, with annual sales in excess of $50 million. Terms of the transaction were not disclosed.

Headquartered in Miami, Florida, Lovell Farms has successfully produced color bedding and holiday plants for 30 years, selling to independent garden centers, home centers, mass merchandisers, landscapers, golf courses and commercial recreation facilities. With 90% of its plant mix represented by bedding plants, and the remainder, holiday items, Lovell offers a broad variety of products on a year-round basis.

Lovell has focused its strategy on home centers and mass merchandisers, in particular Home Depot and Kmart. By combining throughout Florida,
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consistently high quality products with industry leading in-store service capabilities, Lovell has become Home Depot's primary color supplier and the #1 bedding plant producer in the state. Its strong customer support has enabled Lovell to achieve compound annual growth in excess of 13% over the past several years.

Stephen P. Thigpen, President and Chief Executive Officer, stated, "We are delighted to welcome Lovell Farms to the Hines organization. Lovell is the leading supplier of quality bedding plants in Florida and one of the premier color growers in the United Sates. We look forward to utilizing the strengths and talents of the Lovell team to further penetrate Florida and the Southeast, and to extend their successful business strategy to other regions of the country."

Thigpen continued, "The acquisition of Lovell Farms caps a very exciting six month period during which Hines has substantially broadened its geographical reach and enhanced the breadth of our product lines. We began this period, by purchasing 2 highly successful bark-based, growing media businesses to
complement our leading peat-based product lines.   We subsequently added 3
regional nursery operations with leading market positions in the Northeast, Southwest and now the Southeast."

Thigpen added, "During this process, we have made significant headway toward completing our national footprint in both the growing media and green goods businesses. We are uniquely positioned to meet the needs of local customers as well as regional, multi-regional and national customers who are coordinating programs over ever broader geographic areas."

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Thigpen concluded, "With these five recent acquisitions, we have made substantial progress toward attaining the critical mass to achieve our objective of being the leading nationwide producer and marketer of green goods and growing media. As we reach for annual sales in excess of $400 million this year, we have accelerated the momentum to make our vision a near term reality."

Hines Horticulture is a leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells its nursery products primarily to the retail segment, which includes the premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe's, Wal-Mart, Kmart and Target. The Company is also the largest North American producer and marketer of sphagnum peat moss and professional peat and bark-based growing media, which it sells to professional customers, including greenhouse growers, nursery growers and golf course developers.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain forward-looking statements contained in this press release, include, but are not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company's management, and the Company's

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assumptions regarding such performance, financial condition, plans and objectives. Actual results may differ materially from the forward-looking information in this release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission, including the Company's prospectus dated June 22, 1998, as filed on June 24, 1998 pursuant to Rule 424(b)(4) of the Securities Act of 1933.


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